Exhibit 99.1
October 1, 2019

UNITED NATURAL FOODS, INC. REPORTS FOURTH QUARTER FISCAL 2019 RESULTS

Providence, Rhode Island - October 1, 2019 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today reported financial results for the fourth quarter and fiscal year ended August 3, 2019.

Highlights

•	Fourth Quarter Net Sales Increased to $6.41 billion, or 2.8% when excluding the contribution from SUPERVALU and the additional week in the quarter compared to last year’s fourth quarter

•	Fourth Quarter Net income of $18.9 million

•	Fourth Quarter Earnings Per Diluted Share (EPS) of $0.36; Adjusted EPS of $0.44

•	Net outstanding debt decreased by $166 million since the end of the third quarter and $353 million since the end of the first quarter

	Fourth Quarter Ended		Fiscal Year
($ in thousands, except for per share data)	August 3, 2019 (14 weeks)	July 28, 2018 (13 weeks)	August 3, 2019 (53 weeks)
Net sales	$6,407,086	$2,592,248	$21,387,068
Net Income (Loss)	$18,937	$32,788	$(284,990)
Adjusted EBITDA(1)	$165,542	$85,064	$562,484
Earnings (Loss) Per Diluted Share (EPS)	$0.36	$0.64	$(5.56)
Adjusted Earnings Per Diluted Share (EPS) (1)	$0.44	$0.76	$2.08

(1)	Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

“This past fiscal year has been a transformational one for us as we began realizing some of the key benefits and competitive advantages from the SUPERVALU acquisition that will be the foundation of our long-term success,” said Steven L. Spinner, Chairman and Chief Executive Officer. “As we begin the new fiscal year, I see tremendous focus and enthusiasm across the organization as we execute our strategy. This passion will be a tailwind as we drive to accelerate cross-selling efforts, realize new cost efficiencies, aggressively pay down debt and deliver results in the quarters to come.”

Fourth Quarter Fiscal 2019 Summary

Net sales from continuing operations by customer channel for the fourth quarter of fiscal 2019 compared to the fourth quarter of fiscal 2018 were as follows ($ in millions):

		Comparable 13-Week Legacy UNFI % Growth	Fourth Quarter Ended
Customer Channel	Total % Growth		August 3, 2019 (14 weeks)	July 28, 2018 (13 weeks)(1)
Supermarkets	473.5%	(0.9)%	$4,024	$702
Supernatural	18.5%	10.1%	1,164	982
Independents	26.6%	0.4%	848	670
Other	55.5%	(10.0)%	371	238
Total	147.2%	2.8%	$6,407	$2,592

(1)
During the second quarter of fiscal 2019, the presentation of net sales by customer channel was adjusted to reflect changes in the classification of customer types as a result of a detailed review of customer channel definitions. There was no impact to the Consolidated Statements of Operations as a result of revising the classification of customer types. As a result of this adjustment, net sales to our supermarkets channel and to our other channel for the fourth quarter of fiscal 2018 decreased approximately $5 million and $14 million, respectively, compared to the previously reported amounts, while net sales to the independents channel for the fourth quarter of fiscal 2018 increased approximately $19 million compared to the previously reported amounts.

Gross margin for the fourth quarter of fiscal 2019 was 12.83% of net sales compared to 14.50% of net sales for the fourth quarter of fiscal 2018. The largest driver of the decline in the gross margin rate was the addition of SUPERVALU at a lower gross profit rate.

Operating expenses in the fourth quarter of fiscal 2019 were $776.9 million, or 12.13% of net sales, compared to $316.6 million, or 12.21% of net sales in the fourth quarter of fiscal 2018. The decrease in operating expenses as a percent of net sales is driven by the addition of SUPERVALU at a lower operating expense rate and the benefit of cost synergies from the SUPERVALU acquisition, both of which were partially offset by higher depreciation and amortization expense.

Goodwill and asset impairment benefit was $39.9 million in the fourth quarter of fiscal 2019, resulting from adjustments to the purchase price allocation undertaken in the fourth quarter related primarily to tax assets and liabilities acquired in the SUPERVALU acquisition. The fiscal 2019 goodwill impairment charge of $292.8 million reflects the preliminary goodwill impairment charge of $370.9 million and the favorable adjustments to the charge of $38.3 million in the third quarter and $39.9 million described above.

Restructuring, acquisition and integration related expenses in the fourth quarter of fiscal 2019 were $19.0 million, primarily driven by employee-related costs and charges.

Operating income was $66.3 million in the fourth quarter of fiscal 2019 and included the benefit from a goodwill and asset impairment adjustment of $39.9 million partially offset by restructuring, acquisition, and integration related expenses of $19.0 million. When excluding these items, operating income was $45.4 million, or 0.71% of net sales, in the fourth quarter of fiscal 2019. Operating income in the fourth quarter of fiscal 2018 was $49.8 million and included restructuring charges and acquisition costs of $9.6 million. When excluding these items, operating income for the fourth quarter of fiscal 2018 was $59.4 million, or 2.29% of net sales. The decrease in adjusted operating income, as a percent of net sales, was driven by lower gross margins resulting from the addition of SUPERVALU at a lower gross margin rate, partially offset by lower operating expenses.

Interest expense, net for the fourth quarter of fiscal 2019 was $58.8 million and included expense of $0.3 million for accelerated unamortized debt issuance costs and original issue discount related to term loan prepayments made in the quarter with asset sale proceeds. When excluding this amount, interest expense, net was $58.5 million compared to $4.0 million for the fourth quarter of fiscal 2018. The increase in interest expense, net was driven by the SUPERVALU acquisition financing.

Effective tax rate for continuing operations for the fourth quarter of fiscal 2019 was 94.2% compared to 28.8% for the fourth quarter of fiscal 2018. The change in the effective tax rate for the fourth quarter compared to last year’s fourth quarter was primarily driven by purchase accounting adjustments that impacted the goodwill impairment benefit recorded in the quarter. The goodwill and asset impairment benefit recorded in the fourth quarter increased the effective tax rate by approximately 59.8%.

Net income for the fourth quarter of fiscal 2019 was $18.9 million, including $18.0 million of net income related to discontinued operations, compared to $32.8 million for the fourth quarter of fiscal 2018. The decrease in net income was primarily the result of higher interest and tax expense, partly offset by the contribution from discontinued operations and higher operating income, including the benefit from the goodwill and asset impairment adjustment. Net loss for fiscal 2019 was $285.0 million and was primarily driven by the $292.8 million goodwill and asset impairment charge and full-year restructuring, acquisition, and integration related expenses that totaled $153.5 million.

Earnings Per Diluted Share (EPS) was $0.36 for the fourth quarter of fiscal 2019 compared to $0.64 for the fourth quarter of fiscal 2018. Net loss per share for fiscal 2019 was $5.56 and was primarily driven by the goodwill and asset impairment charge and restructuring, acquisition, and integration related expenses.

Adjusted EBITDA for the fourth quarter of fiscal 2019 was $165.5 million compared to $85.1 million for the fourth quarter of fiscal 2018. The increase was predominantly driven by the addition of SUPERVALU.

Net debt reduction during the fourth quarter was $166 million, primarily the result of cash from operations and the proceeds from asset sales, net of capital expenditures.

Fiscal 2020 Outlook (1)

Fiscal Year Ending August 1, 2020
Net Sales ($ in billions)	$23.5 - $24.3
Net Income ($ in millions)	$19 - $48
Earnings Per Diluted Share (EPS)	$0.35 - $0.89
Adjusted Earnings Per Diluted Share (EPS) (2) (3)	$1.22 - $1.76
Adjusted EBITDA(3) ($ in millions)	$560 - $600
Capital Expenditures (% of Net Sales)	~ 1%

(1)
The outlook provided above is for fiscal 2020 only and replaces and supersedes any and all guidance provided prior to the date hereof covering fiscal 2020 or subsequent years. This outlook is forward-looking, is based on management's current estimates and expectations and is subject to a number of risks, including many that are outside of management's control.  See cautionary language below.

(2)
Beginning with periods ending after August 3, 2019, the Company will use an adjusted effective tax rate in calculating Adjusted EPS. The adjusted effective tax rate will be calculated based on adjusted net income before tax. It will also exclude the potential impact of changes to uncertain tax positions, valuation allowances, stock compensation accounting (ASU 2016-09) and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. This change is reflected in the Company’s outlook for Adjusted EPS for fiscal 2020. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the true operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.

(3)	Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Conference Call & Webcast
The Company’s fourth quarter and full year fiscal 2019 conference call and audio webcast will be held today, Tuesday, October 1, 2019 at 5:00 p.m. EDT. Supplemental materials for the call will be available at the Investors section of the Company’s website at www.unfi.com. A webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.unfi.com. The call can also be accessed at (877) 682 - 3423 (conference ID 7151199). An online archive of the webcast (and supplemental materials) will be available for 120 days.

About United Natural Foods
(NOTE: On October 22, 2018, UNFI completed the acquisition of SUPERVALU INC.)

UNFI is North America’s premier food wholesaler delivering the widest variety of products to customer locations throughout North America including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers. By providing this deeper ‘full-store’ selection and compelling brands for every aisle, UNFI is uniquely positioned to deliver great food, more choices, and fresh thinking to customers everywhere. Combined with SUPERVALU, UNFI is the largest publicly-traded grocery distributor in America. To learn more about how UNFI is Moving Food Forward, visit www.unfi.com.

INVESTOR CONTACT:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its quarterly report on Form 10-Q for the period ended October 27, 2018 filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2018 and other filings the Company makes with the SEC, and include, but are not limited to, the Company’s dependence on principal customers; the Company’s sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends; the Company’s ability to realize anticipated benefits of its acquisitions and dispositions, in particular, its acquisition of SUPERVALU; the possibility that restructuring, asset impairment, and other charges and costs we may incur in connection with the sale or closure of our retail operations will exceed our current expectations; the potential for additional goodwill impairment charges as a result of purchase accounting adjustments or otherwise; the Company’s reliance on the continued growth in sales of higher margin natural and organic foods and non-food products in comparison to lower margin conventional grocery products; increased competition in the Company’s industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers and online distributors; increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains; the Company’s ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the addition or loss of significant customers or material changes to the Company’s relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company’s sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company’s business; the potential for disruptions in the Company’s supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; and union-organizing activities that could cause labor relations difficulties and increased costs, and our ability to identify and successfully complete asset or business acquisitions. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release non-GAAP financial measures for adjusted EBITDA, adjusted earnings per diluted common share, and adjusted effective tax rate. The measure adjusted earnings per diluted common share excludes goodwill and asset impairment benefits and charges, restructuring, acquisition, and integration related expenses, loss on debt extinguishment and interest on SUPERVALU’s senior notes during their mandatory redemption period, inventory fair value adjustment expense related to the acquisition of SUPERVALU, tax benefit related to U.S. tax reform enacted in December 2017, a legal reserve adjustment, discontinued operations store closures and other charges, net and the tax impact of adjustments, which tax impact for fiscal 2020 outlook is calculated using the adjusted effective tax rate. The non-GAAP measure adjusted EBITDA is net income (loss) from continuing operations before total other expense, net, (benefit) provision for income taxes, depreciation and amortization, share-based compensation, goodwill and asset impairment charges, restructuring, acquisition and integration related expenses, inventory fair value adjustment related to the acquisition of SUPERVALU, discontinued operations store closures and certain other non-cash charges, net and a legal reserve adjustment. The non-GAAP adjusted effective tax rate excludes the potential impact of changes to various uncertain tax positions and valuation allowances, as well as stock compensation accounting (ASU 2016-09).

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons, assessing the underlying operating performance of the Company and understanding core business trends, and is a meaningful indication of its actual and estimated operating performance. The Company currently expects to continue to exclude the items listed above from non-GAAP financial measures and may also exclude other items that may arise. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during the 2020 fiscal year to the comparable periods in the 2019 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except for per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	August 3, 2019 (14 weeks)	July 28, 2018 (13 weeks)	August 3, 2019 (53 weeks)	July 28, 2018 (52 weeks)
Net sales	$6,407,086	$2,592,248	$21,387,068	$10,226,683
Cost of sales	5,584,740	2,216,306	18,602,058	8,703,916
Gross profit	822,346	375,942	2,785,010	1,522,767
Operating expenses	776,945	316,598	2,629,713	1,274,562
Goodwill and asset impairment (benefit) charges	(39,851)	—	292,770	11,242
Restructuring, acquisition and integration related expenses	18,972	9,587	153,539	9,738
Operating income (loss)	66,280	49,757	(291,012)	227,225
Other expense (income):
Net periodic benefit income, excluding service cost	(12,035)	—	(34,726)	—
Interest expense, net	58,814	3,965	179,963	16,025
Other, net	(1,188)	(240)	(957)	(1,545)
Total other expense, net	45,591	3,725	144,280	14,480
Income (loss) from continuing operations before income taxes	20,689	46,032	(435,292)	212,745
Provision (benefit) for income taxes	19,482	13,244	(84,609)	47,075
Net income (loss) from continuing operations	1,207	32,788	(350,683)	165,670
Income from discontinued operations, net of tax	17,953	—	65,800	—
Net income (loss) including noncontrolling interests	19,160	32,788	(284,883)	165,670
Less net income attributable to noncontrolling interests	(223)	—	(107)	—
Net income (loss) attributable to United Natural Foods, Inc.	$18,937	$32,788	$(284,990)	$165,670

Basic earnings (loss) per share:
Continuing operations	$0.02	$0.65	$(6.84)	$3.28
Discontinued operations	$0.34	$—	$1.28	$—
Basic income (loss) per share	$0.36	$0.65	$(5.56)	$3.28
Diluted earnings (loss) per share:
Continuing operations	$0.02	$0.64	$(6.84)	$3.26
Discontinued operations	$0.33	$—	$1.27	$—
Diluted income (loss) per share	$0.36	$0.64	$(5.56)	$3.26
Weighted average shares outstanding:
Basic	52,631	50,431	51,245	50,530
Diluted	52,976	50,901	51,537	50,837

UNITED NATURAL FOODS, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except for per share data)

	August 3, 2019	July 28, 2018
ASSETS
Cash and cash equivalents	$42,350	$23,315
Accounts receivable, net	1,065,699	579,702
Inventories	2,089,416	1,135,775
Prepaid expenses and other current assets	226,727	50,122
Current assets of discontinued operations	143,729	—
Total current assets	3,567,921	1,788,914
Property and equipment, net	1,639,259	571,146
Goodwill	442,256	362,495
Intangible assets, net	1,041,058	193,209
Deferred income taxes	31,087	—
Other assets	107,319	48,708
Long-term assets of discontinued operations	352,065	—
Total assets	$7,180,965	$2,964,472
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,476,857	$517,125
Accrued expenses and other current liabilities	249,426	103,526
Accrued compensation and benefits	148,296	66,132
Current portion of long-term debt and capital lease obligations	112,103	12,441
Current liabilities of discontinued operations	122,265	—
Total current liabilities	2,108,947	699,224
Long-term debt	2,819,050	308,836
Long-term capital lease obligations	108,208	31,487
Pension and other postretirement benefit obligations	237,266	—
Deferred income taxes	1,042	44,384
Other long-term liabilities	393,595	34,586
Long-term liabilities of discontinued operations	1,923	—
Total liabilities	5,670,031	1,118,517
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; none issued or outstanding	—	—
Common stock, $0.01 par value, authorized 100,000 shares; 53,501 shares issued and 52,886 shares outstanding at August 3, 2019; 51,025 issued and 50,411 shares outstanding shares at July 28, 2018	535	510
Additional paid-in capital	530,801	483,623
Treasury stock at cost	(24,231)	(24,231)
Accumulated other comprehensive loss	(108,953)	(14,179)
Retained earnings	1,115,519	1,400,232
Total United Natural Foods, Inc. stockholders’ equity	1,513,671	1,845,955
Noncontrolling interests	(2,737)	—
Total stockholders' equity	1,510,934	1,845,955
Total liabilities and stockholders’ equity	$7,180,965	$2,964,472

UNITED NATURAL FOODS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Fiscal Year Ended
(In thousands)	August 3, 2019 (53 weeks)	July 28, 2018 (52 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income including noncontrolling interests	$(284,883)	$165,670
Income from discontinued operations, net of tax	65,800	—
Net (loss) income from continuing operations	(350,683)	165,670
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	246,825	87,631
Share-based compensation	25,551	25,783
Loss on disposal of assets	2,859	2,820
Gain associated with disposal of investment	—	(699)
Closed property and other restructuring charges	26,875	—
Goodwill and asset impairments	292,770	11,242
Net pension and other postretirement benefit income	(34,553)	—
Deferred income tax benefit	(60,798)	(14,819)
LIFO charge	24,120	—
Change in accounting estimate	—	(20,909)
Provision for doubtful accounts	9,749	12,006
Loss on debt extinguishment	2,903	—
Non-cash interest expense	12,751	275
Changes in operating assets and liabilities, net of acquired businesses
Accounts receivable	52,735	(67,283)
Inventories	177,094	(108,795)
Prepaid expenses and other assets	(43,167)	4,473
Accounts payable	(40,149)	3,961
Accrued expenses, other liabilities and other	(169,760)	7,682
Net cash provided by operating activities of continuing operations	175,122	109,038
Net cash provided by operating activities of discontinued operations	109,408	—
Net cash provided by operating activities	284,530	109,038
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(207,817)	(44,608)
Purchases of acquired businesses, net of cash acquired	(2,292,435)	(39)
Proceeds from dispositions of assets	173,747	283
Proceeds from disposal of investments	—	756
Payments for long-term investment	(110)	(3,397)
Payment of company owned life insurance premiums	(170)	—
Net cash used in investing activities of continuing operations	(2,326,785)	(47,005)
Net cash provided by investing activities of discontinued operations	67,998	—
Net cash used in investing activities	(2,258,787)	(47,005)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt	1,926,642	—
Proceeds from borrowings under revolving credit line	3,971,504	556,061
Proceeds from issuance of other loans	22,358	—
Repayments of borrowings under revolving credit line	(3,101,679)	(569,671)
Repayments of long-term debt and capital lease obligations	(779,909)	(12,128)
Repurchase of common stock	—	(24,231)
Proceeds from the issuance of common stock and exercise of stock options	23,975	975
Payment of employee restricted stock tax withholdings	(2,727)	(4,563)
Payments for debt issuance costs	(62,600)	—
Net cash provided by (used in) financing activities of continuing operations	1,997,564	(53,557)
Net cash used in by financing activities of discontinued operations	(1,212)	—
Net cash provided by (used in) financing activities	1,996,352	(53,557)
EFFECT OF EXCHANGE RATE ON CASH	(143)	(575)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,952	7,901
Cash and cash equivalents at beginning of period	23,315	15,414
Cash and cash equivalents at end of period	45,267	23,315
Less: cash and cash equivalents of discontinued operations	(2,917)	—
Cash and cash equivalents of continuing operations	$42,350	$23,315
Supplemental disclosures of cash flow information:
Cash paid for interest	$183,042	$16,471
Cash paid for federal and state income taxes, net of refunds	$77,676	$64,042

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
UNITED NATURAL FOODS, INC.

Reconciliation of Net Income (Loss) per Diluted Common Share to Adjusted Net Income per Diluted Common Share (unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	August 3, 2019 (14 weeks)	July 28, 2018 (13 weeks)	August 3, 2019 (53 weeks)	July 28, 2018 (52 weeks)
Net income (loss) attributable to UNFI per diluted common share	$0.36	$0.64	$(5.56)	$3.26
Restructuring, acquisition, and integration related expenses(1)	0.36	0.19	2.99	0.19
Goodwill and asset impairment (benefit) charges(2)	(0.75)	—	5.70	0.22
Loss on debt extinguishment(3)	0.01	—	0.06	—
Interest expense on senior notes(4)	—	—	0.06	—
Inventory fair value adjustment(5)	—	—	0.20	—
Net tax benefit related to U.S. Tax Reform(6)	—	(0.02)	—	(0.43)
Legal settlement income, net of reserve adjustment(7)	(0.07)	—	(0.03)	—
Discontinued operations store closures and other charges, net(8)	0.17	—	0.44	—
Tax impact of adjustments(9)	0.35	(0.06)	(1.78)	(0.13)
Adjusted net income per diluted common share(10)	$0.44	$0.76	$2.08	$3.11
(Totals may not add due to rounding)

(1)	Primarily reflects expenses resulting from the acquisition of SUPERVALU, including severance costs, store closure charges, and acquisition and integration expenses.

(2)
Fiscal 2019 reflects a goodwill impairment charge and the related adjustment attributable to the SUPERVALU acquisition. Fiscal 2018 reflects goodwill and asset impairment charges recorded related to the previously disposed Earth Origin’s Market retail business.

(3)
Reflects non-cash charges related to the acceleration of unamortized debt issuance costs due to term loan prepayments and extinguishment charges from the Company’s term loan, which was in place prior to the acquisition of SUPERVALU.

(4)	Interest expense recorded in connection with the redemption of acquired SUPERVALU senior notes.

(5)	Non-cash charge related to the step-up in inventory values from purchase accounting.

(6)
The amounts reflected in the 13-week and 52-week period ended July 28, 2018 represents the earnings per share impact of a $0.8 million and $21.7 million benefit, respectively, related to the remeasurement of net deferred tax liabilities as a result of U.S. tax reform enacted in December 2017.

(7)	Reflects income received to settle a legal proceeding and a charge related to our assessment of legal proceedings.

(8)
Amounts represent store closure charges and an inventory fair value adjustment related to discontinued operations, net of the effect of fees received from credit card companies related to a settlement.

(9)	Represents the tax effect of the adjustments; fiscal 2018 excludes the net tax benefit related to U.S. Tax Reform.

(10)	The computation of adjusted diluted earnings per share is calculated using diluted weighted average shares outstanding, which includes the net effect of dilutive stock awards.

Reconciliation of Net Income (Loss) from continuing operations and Income from discontinued operations, net of tax to Adjusted EBITDA (unaudited)
(in thousands)

	Fourth Quarter Ended		Fiscal Year Ended
	August 3, 2019 (14 weeks)	July 28, 2018 (13 weeks)	August 3, 2019 (53 weeks)	July 28, 2018 (52 weeks)
Net income (loss) from continuing operations(1)	$1,207	$32,788	$(350,683)	$165,670
Adjustments to continuing operations net income (loss):
Total other expense, net	45,591	3,725	144,280	14,480
Provision (benefit) for income taxes	19,482	13,244	(84,609)	47,075
Depreciation and amortization	77,045	21,649	246,825	87,631
Share-based compensation	11,116	4,071	38,879	25,783
Restructuring, acquisition, and integration related expenses	18,972	9,587	153,539	9,738
Goodwill and asset impairment (benefit) charges	(39,851)	—	292,770	11,242
Inventory fair value adjustment	—	—	10,463	—
Legal settlement income, net of reserve adjustment	(3,590)	—	(1,390)	—
Adjusted EBITDA of discontinued operations(2)	35,570	—	112,410	$—
Adjusted EBITDA	$165,542	$85,064	$562,484	$361,619

Income from discontinued operations, net of tax(1)	$17,953	$—	$65,800	$—
Adjustments to discontinued operations net income:
Less net (income) loss attributable to noncontrolling interests(1)	(223)	—	(107)	—
Total other expense, net	3,335	—	2,378	—
Provision for income taxes	8,081	—	21,840	—
Other expense	31		860	—
Share-based compensation	310	—	1,616	—
Restructuring, store closure and other charges, net(3)	6,083	—	20,023	—
Adjusted EBITDA of discontinued operations(2)	$35,570	$—	$112,410	$—

(1)
In the third quarter of fiscal 2019, UNFI expanded its GAAP reconciliations to provide additional supplemental information regarding its adjustments within discontinued operations to arrive at the consolidated measure of Adjusted EBITDA. Previously, these line items were presented together as Net (loss) income attributable to United Natural Foods, Inc. These lines have been separated to provide for a separate presentation of the adjustments included within Adjusted EBITDA related to discontinued operations. This additional information had no impact on the previously presented calculation and definition of Adjusted EBITDA. For additional information regarding our discontinued operations, refer to UNFI’s Quarterly Report on Form 10-Q filed on June 5, 2019.

(2)
Adjusted EBITDA of discontinued operations excludes $7.9 million, $0.0 million, and $32.2 million and $0.0 million, respectively, as presented in this table, of operating lease rent expense related to stores within discontinued operations, but for which GAAP requires the expense to be included within continuing operations, as we expect to remain primarily obligated under these leases. We expect to assign these leases with the obligation to pay this rent expense to buyers of our retail discontinued operations upon sale. Due to these GAAP requirements to show rent expense, along with other administrative expenses of discontinued operations within continuing operations, UNFI believes the inclusion of discontinued operations results within Adjusted EBITDA provides UNFI and investors a meaningful measure of performance.

(3)
Amounts represent store closure charges and costs, and an inventory fair value adjustment related to discontinued operations, net of the effect of fees received from credit card companies related to a settlement.

FISCAL 2020 GUIDANCE

Reconciliation of 2020 Guidance for Estimated GAAP Net Income per Diluted Common Share to
Estimated Non-GAAP Adjusted Net Income per Diluted Common Share (unaudited)

	Fiscal Year Ending August 1, 2020
	Low Range	High Range
Net income attributable to United Natural Foods, Inc. per diluted common share	$0.35	$0.89
Estimated restructuring, acquisition and integration related expenses	1.05	1.05
Tax impact of adjustments	(0.18)	(0.18)
Adjusted net income per diluted common share (1) (2)	$1.22	$1.76

(1)
Fiscal year ending August 1, 2020 Adjusted net income per diluted common share includes results reflected in our discontinued operations related to a certain retail business. Management expects to divest that retail business during fiscal 2020 and will update guidance accordingly.

(2)
The estimated adjusted effective tax rate excludes the potential impact of changes in uncertain tax positions (FIN 48), tax impacts related to ASU 2006-09 regarding stock compensation and valuation allowances. Refer to the below reconciliation for adjusted effective tax rate.

Reconciliation of 2020 Guidance for Net Income Attributable to United Natural Foods, Inc. to Adjusted EBITDA (unaudited)
(in thousands)

	Fiscal Year Ending August 1, 2020
	Low Range	Estimate	High Range
Net income attributable to United Natural Foods, Inc.	$19,000		$48,000
Provision for income taxes	17,000		28,000
Restructuring, acquisition and integration related costs(1)		56,000
Net interest expense		196,000
Total other (income) expense, net		(2,000)
Depreciation and amortization		268,000
Share-based compensation		48,000
Net periodic benefit income, excluding service costs		(42,000)
Adjusted EBITDA (2)	$560,000		$600,000

(1)	Excludes potential costs and charges associated with divestiture of retail banners.

(2)
Fiscal year ending August 1, 2020 Adjusted EBITDA includes results reflected in our Discontinued Operations related to a certain retail business. Management expects to divest that retail business during fiscal 2020 and will update guidance accordingly.

Reconciliation of 2020 U.S. GAAP Effective Tax Rate to Adjusted Tax Rate (unaudited)

Estimated Fiscal 2020
U.S. GAAP Effective Tax Rate	44%
Discrete quarterly recognition of GAAP items (1)	(10)%
Tax impact of other charges and adjustments (2)	(2)%
Changes in valuation allowances (3)	(3)%
Adjusted Effective Tax Rate	29%

Note: As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate for actual results.

(1)
Reflects changes in tax laws, uncertain tax positions, the impact of stock-based compensation under ASU 2016-09 (Improvements to Employee Share Based Payment Accounting) and any prior-year audit adjustments.

(2)	Reflects the tax impact of pre-tax adjustments, that are excluded from pre-tax income when calculating adjusted earnings per share.

(3)	Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.